LOAN AGREEMENT



          THIS LOAN AGREEMENT (this "Loan Agreement") dated as of June 28, 1995 between ORION PICTURES CORPORATION, a Delaware corporation (hereinafter referred to as "Orion") and METPRODUCTIONS, INC., a Delaware corporation (hereinafter referred to as "MetProductions").


                    W I T N E S S E T H:

          WHEREAS, Orion and Hammertime Productions, Inc. ("Hammertime") have entered into that certain Production Agreement attached hereto as Exhibit A (the "Production Agreement") dated as of April 15, 1995 with respect to the production, completion and delivery by Hammertime to Orion of the new and original feature length motion picture tentatively entitled "War Zone" (the "Picture"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Production Agreement;

          WHEREAS, pursuant to the terms of the Production Agreement, Orion agreed to provide pre-production and production financing with respect to the Picture upon the satisfaction of certain conditions.

          WHEREAS, the final cash production budget for the Picture will not exceed $3,987,424 (the "Budget") which consists of the Big Bear Advance and the Orion Advance;

          WHEREAS, Orion and Big Bear Licensing Corporation, Inc. ("Big Bear") have entered into a Purchase Agreement dated as of October 10, 1994 (the "Foreign Distribution Agreement") pursuant to which Orion agreed to grant to Big Bear exclusive distribution rights in the Picture in all media and languages, with the exception of the United States and Canada, their respective territories and possessions;

          WHEREAS, pursuant to the Foreign Distribution Agreement, Big Bear agreed to pay into the production bank account $1,500,000 (the "Big Bear Advance") in accordance with the terms and conditions of the Foreign Distribution Agreement;

          WHEREAS, pursuant to an InterCreditor Agreement dated as of June __ 1995 between the Lewis Horowitz Organization, a division of Imperial Bank ("LHO"), LHO agreed to loan to Big Bear up to $1,145,000 (the "LHO Loan") of the Big Bear Advance;

          WHEREAS, pursuant to an AFMA International Multiple Right Distribution Agreement, dated as of December 14, 1995, between Big Bear and Courage Film Productions, Inc. ("Courage"), Big Bear has granted Courage the right to subdistribute, exhibit and exploit the Picture in Germany (in certain German-speaking territories) and Courage, for the benefit of big Bear, has paid $550,000 (the "Courage Payment") representing the balance of the Big Bear Advance.

          WHEREAS, pursuant to a Security Agreement dated as of October 10, 1994, Orion granted to Big Bear a security interest in the foregoing distribution rights relating to the Picture to secure the Big Bear Advance.

          WHEREAS, Orion anticipates it will need to fund up to $2,487,424 (the "Orion Advance") pursuant to the Production Agreement;

          WHEREAS, in connection with the Production Agreement, Orion has requested and MetProductions has agreed to loan to Orion up to the sum of Two Million Four Hundred Eighty-Seven Thousand Four Hundred Twenty-Four Dollars ($2,487,424) which represents the maximum amount that Orion is obligated to fund in connection with the financing of the Picture, pursuant to the Production Agreement.

          NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

          1.   THE LOAN.

               1.1 LOAN. Subject to the terms and conditions set forth herein, upon the execution hereof, MetProductions shall loan to Orion the principal sum of up to Two Million Four Hundred Eighty-Seven Thousand
Four Hundred Twenty-Four Dollars ($2,487,424) (the "Loan"). The Loan shall be made in accordance with the "Cash Flow" dated June 8, 1995, attached hereto as Exhibit "A-1" or as directed by Orion.

               1.2 NOTE. The Loan shall be evidenced by a promissory note of Orion in the principal amount of up to Two Million Four Hundred Eighty-Seven Thousand Four Hundred Twenty-Four Dollars ($2,487,424) and in the form attached hereto as Exhibit B. Each payment made by MetProductions pursuant to section 1.1 hereof shall be reflected in
Exhibit 1 to the Promissory Note.

               1.3 PAYMENTS GENERALLY. All payments of principal and interest, or any other amount payable hereunder, shall be made to MetProductions at its address set forth under its name on the signature page hereof in immediately available funds by wire transfer in accordance with the instructions set forth on the signature page hereto. Upon payment in full of the Loan hereunder, MetProductions will surrender to Orion such Note duly marked cancelled and terminate any security interest. Orion may prepay, in whole or in part, without premium or penalty the principal amount of the Loan and any accrued interest on the Loan at any time notwithstanding the accounting terms set forth in Section 1.5 below.

               1.4 INTEREST. Orion will pay interest on the principal amount of the Loan from the date of such loan until the Loan is paid in full hereunder, at a rate per annum equal to Ten Percent (10%). Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

               1.5 REPAYMENT OF LOAN. The Loan and all accrued interest thereon shall be payable first from the Gross Receipts to which Orion is entitled pursuant to the terms of the Production Agreement (and any other production-related agreement; e. g., the director's agreement) less any distribution expenses incurred by Orion in connection with the distribution of the Picture (e.g. print and advertising costs, residuals and other marketing costs). Orion shall remit to MetProductions all Gross Receipts to which Orion is entitled pursuant to the terms of the Production Agreement (less the costs and expenses set forth in the preceding sentence) until the full amount of the Loan and all accrued interest thereunder has been repaid in accordance with the terms of this Loan Agreement.

          2.   SECURITY.

               2.1 SECURITY. As security for the punctual payment in full of the Loan and all accrued interest thereon, and other amounts payable hereunder or any other agreement or by operation of law or otherwise, relating to the transactions described herein, Orion hereby grants to MetProductions a first priority lien on and security interest in all of Orion's right, title and interest in the Picture acquired by Orion pursuant to the terms of the Production Agreement, except those rights granted to Big Bear pursuant to the Foreign Distribution Agreement, such first priority lien is only to secure MetProductions' right to receive payments under this Loan Agreement (the "Collateral"). The security interest hereby created shall attach immediately on the execution of this Loan Agreement by MetProductions and Orion. Concurrently with the execution of this Loan Agreement (or within a reasonable time thereafter), the parties hereto shall execute and file the Mortgage of Copyright and Security Agreement (the

"Security Agreement") attached hereto as Exhibit C and any UCC Financing Statement(s) required to perfect the security interest created by this Loan Agreement and the Security Agreement.

          3.   EVENTS OF DEFAULT.

               3.1    Each of the following shall constitute an Event of
Default:

                    (a) the failure of Orion to pay MetProductions in accordance with Section 1.5 hereof within three (3) business days after notice from Metproductions that such amount is due.

                    (b) the filing by Orion of a voluntary petition for relief under any federal or state bankruptcy or insolvency law, or the commencement by Orion of any other voluntary proceeding or other action, proceeding or other action in bankruptcy, or the filing of any involuntary petition against Orion under any federal or state bankruptcy law.

               3.2 If any Event of Default shall occur, MetProductions may, at its sole option and without notice, declare the entire principal amount loaned to Orion in accordance with this Loan Agreement and the Note to be due and payable in accordance with the terms and conditions of this Loan Agreement and the Note.

               3.3 If any Event of Default shall occur, MetProductions shall be entitled to exercise all of the rights, powers and remedies permitted by law, including without limitation, all rights and remedies of a secured party of a debtor in default under the Uniform Commercial Code in effect in the State of New York for the protection and enforcement of its rights in respect of the Collateral.

          4.   REPRESENTATIONS AND WARRANTIES OF ORION.

          Orion hereby represents and warrants to MetProductions that:

               4.1 Orion has the right to enter into this Loan Agreement and to grant and assign to MetProductions the security interest in the Picture herein granted and granted pursuant to the Security Agreement.

               4.2 The execution, delivery and performance of this Loan Agreement have been duly authorized by all necessary action of Orion and do not and will not contravene or conflict with any corporate or fiduciary obligation Orion has to its shareholders, including but not limited to, the terms or provisions of Orion's By-Laws or Orion's Restated Certificate of Incorporation. This Loan Agreement constitutes the legally valid and binding obligations of Orion and is enforceable against Orion in accordance with its terms.

               4.3 The execution, delivery and performance of this Loan Agreement will not result in a breach of or constitute (with due notice or lapse of time or both) a default under any agreement, undertaking or other instrument to which Orion is a party or by which it may be bound or affected.

               4.4 To the best of Orion's knowledge and except as disclosed in its Annual Report on Form 10-K for the fiscal year ended February 28, 1994, and those quarterly reports on Form 10-Q filed up to and including the date hereof, there is no action, suit or proceeding pending or threatened against or affecting Orion, or the Picture which, if adversely determined, would materially affect Orion's ability to perform this Loan Agreement.

               4.5 Orion agrees to use its reasonable commercial efforts, consistent with good business practices, in distributing and exploiting and causing the production, distribution and/or exploitation of the Picture in accordance with the Production Agreement and any distribution agreement it may enter into with regard to the Picture, including the Foreign Distribution Agreement.

               4.6 Orion agrees to provide Metproductions with statements and calculations of the Gross Receipts, Net Receipts, distribution costs and expenses in connection with the production and distribution of the Picture on a reasonable basis but not less than semi-annually.

               4.7 Orion agrees to maintain records pertaining to the production, license and distribution of the Picture. MetProductions shall have the right upon reasonable notice to Orion to inspect such records until repayment of the Note in full.

          5.   ACKNOWLEDGEMENT OF METROPRODUCTIONS.

               5.1 MetProductions acknowledges and agrees that Orion makes no representation, warranty, guarantee or agreement as to the amount of the Gross Receipts of the Picture which may be derived from the distribution, exhibition or other exploitation thereof, nor does Orion guarantee the performance by any distributor, sub-distributor, sub-licensee and/or agent of the Picture.

               5.2 Orion shall have the right to select distributors, sub-distributors, sub-licensees, and/or agents upon such terms and conditions as Orion may determine, consistent with its past business practices and with the customs and practices of the motion picture industry in general, in connection with the distribution, exhibition or other exploitation of the Picture.

          6.   INDEMNIFICATION.

               6.1 Orion agrees, at its own expense, to defend, indemnify and hold MetProductions, its affiliates, its assignees and licensees, harmless from and against any and all loss, damage, liability and expense (including without limitation, reasonable attorneys' fees and costs) which may be suffered or incurred by MetProductions, its affiliates, its assignees or licensees, as the result of (i) any material breach or default of any of the representations, warranties, covenants or agreements made by Orion hereunder, (ii) any material breach or default of any agreement whatsoever entered into by Orion in connection with the Picture or (iii) any claim arising out of, or related to, the production, distribution, or other exploitation of the Picture.

          7.   MISCELLANEOUS.

               7.1 This Loan Agreement shall be construed in accordance with and interpreted under the laws of the State of New York governing agreements which are wholly executed and performed therein.

               7.2 Wherever provision is made in this Loan Agreement for the giving of any notice, such notice shall be in writing and shall be deemed to have been duly given if mailed by first class United States mail, postage prepaid, addressed to the party entitled to receive the same or delivered personally to such party at the address specified below or by facsimile (receipt confirmed) to such party:

               If to MetProductions to:

                    c/o Metromedia Company
                    One Meadowlands Plaza
                    East Rutherford, New Jersey 07073
                    Attention:  General Counsel
                    Telecopy No.:  (201) 531-2803

               If to Orion:

                    1888 Century Park East
                    Los Angeles, California 90067
                    Attention:  General Counsel

                    Telecopy No.:  (310) 282-9902

or to such other address as either party hereto shall have last designated by notice to the other party. Notice shall be deemed to have been given three days following the date on which such notice was so mailed or on the date such notice was delivered personally or by facsimile.

               7.3 This Loan Agreement may be executed by one or more of the parties to this Loan Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               7.4 Each party shall execute and deliver to the other party from time to time all such other agreements, instruments and other documents (including without limitation all requested financing and continuation statements) and do all such other and further acts and things as the requesting party may reasonably request in order further to evidence or carry out the intent of this Loan Agreement.

               7.5 This Loan Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, understandings or agreement, oral or written, between the parties, with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date and year first above written.


                              METPRODUCTIONS, INC.


                              BY:_____________________________
                                 Arnold L. Wadler,
                                 Senior Vice President



                              Orion Pictures Corporation


                              By:______________________________
                                 Leonard White, President

                          EXHIBIT B

                       PROMISSORY NOTE

$2,487,424                              New York, New York
                                        June 28, 1995


          FOR VALUE RECEIVED, ORION PICTURES CORPORATION, a Delaware corporation ("Borrower"), promises to pay to the order of METPRODUCTIONS, INC. ("Lender") or its assigns, up to the principal sum of $2,487,424 in accordance with the terms of the Loan Agreement between Borrower and Lender of even date herewith (the "Loan Agreement"); together with accrued interest on the unpaid principal balance from the date herewith at the annual rate of Ten (10%) percent. All payments of principal and interest shall be made at Lender s offices located at One Meadowlands Plaza, East Rutherford, New Jersey 07073-2137, Attention: Accounting Department, or at such other address provided to Borrower, in writing, from time to time by the holder of this Note.

          All capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement.

          If any Event of Default specified in the Loan Agreement shall occur, then the holder of this Note can declare the entire unpaid principal amount of this Note, together with interest accrued thereon, to be immediately due and payable and such holder will have all of the rights and remedies set forth in the Loan Agreement.

          Borrower hereby waives presentment, demand for payment, notice of default, dishonor or nonpayment, protest and notice of protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

          This Note shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflict of laws principles thereof.

          IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the 28th day of June, 1995.

ATTEST:                  ORION PICTURES CORPORATION


                         By:
Secretary                     Leonard White, President

                          EXHIBIT C
                     SECURITY AGREEMENT


          THIS SECURITY AGREEMENT (this "Security Agreement") is made and entered into as of June 16, 1995 between Orion Pictures Corporation, a Delaware corporation, (the "Debtor") with offices located at 1888 Century Park East, Los Angeles, California 90067 and METPRODUCTIONS, INC., a Delaware corporation and its successors, assigns and affiliates (the "Secured Party") with offices of c/o Metromedia Company, One Meadowlands Plaza, East Rutherford, New Jersey 07073.

                      R E C I T A L S:

          WHEREAS, pursuant to that certain Production Agreement dated as of April 15, 1995 between Debtor and Hammertime Productions, Inc. (such agreement as it may be amended, modified, supplemented, replaced, renewed or superseded from time to time, is herein referred to as the "Production Agreement"), Debtor acquired the right, title and interest to that certain literary work now entitled "War Zone" (the "Work") including, but not limited to, any motion picture (the "Picture") which may be based on the Work, all properties, things of value, accounts, general intangibles, documents, instruments and chattel paper related to the Work or the exploitation thereof. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement and the Production Agreement.

          WHEREAS, Debtor and Big Bear Licensing Corporation, Inc. ("Big Bear") have entered into a Purchase Agreement dated as of October 10, 1994 (the "Foreign Distribution Agreement") pursuant to which Debtor agreed to grant and assign to Big Bear exclusive distribution rights with respect to the Picture in all media and languages with the exception of the United States and Canada, their respective territories and possessions, as more fully described in the Foreign Distribution Agreement.

          WHEREAS, pursuant to the Production Agreement, the production budget of the Picture is $3,987,424 (the "Budget");

          WHEREAS, Big Bear agreed to pay into the production bank account for the Picture $1,500,000 in accordance with the terms of the Foreign Distribution Agreement.

          WHEREAS, pursuant to a Security Agreement dated as of October 10, 1994 between Debtor and Big Bear, Debtor agreed to grant to Big Bear a security interest (the "Big Bear Security Interest") in the foreign distribution rights relating to the Picture.

                             Page C-2


          WHEREAS, the Debtor and Secured Party have entered into that certain Loan Agreement of even date herewith (the "Loan Agreement"). Pursuant to the Loan Agreement, Secured Party has agreed to loan (the "Loan") to Debtor the sum of up to Two Million Four Hundred Eighty-Seven Thousand Four Hundred Twenty-Four Dollars ($2,487,424) to fund the portion of the pre-production and production expenses relating to the Work equivalent to the difference between the Budget and the Big Bear payment.

     In consideration of the promises and mutual covenants herein contained and for other good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Secured Party to enter into the Loan Agreement, the parties hereto hereby agree as follows:

          1.   GRANT OF SECURITY INTEREST.

               (a) GRANT. Debtor hereby mortgages, hypothecates, grants and assigns to Secured Party as security for the Secured Obligations and Rights (as such term is defined in subparagraph 1(b) below) a continuing first priority lien on and security interest in and to all of Debtor's right, title, and interest of every kind and nature in and to (but none of Debtor's obligations with respect to) all of the items listed in subparagraph 1(c) below, which items are hereinafter collectively referred to as the "Collateral".

               (b) PURPOSE OF GRANT. The security interest in the Collateral granted to the Secured Party pursuant hereto and pursuant to the Copyright Mortgages and Assignments is being granted to secure the Secured Obligations and Rights. The term "Secured Obligations and Rights" shall mean and include (i) the full and timely payment and performance by Debtor when due of all of Debtor's agreements, representations, warranties and covenants, hereunder and under the Loan Agreement (collectively, the "Debtor Obligations"), and (ii) the continuing right of the Secured Party in accordance with all of the terms of the Loan Agreement to exercise all of the rights of the Secured Party under the Loan Agreement (collectively, the "Secured Party's Rights") including, without limitation, the rights of the Secured Party to
(a) cause the production of and exploitation of the Picture, (b) recoup all sums paid, advanced or guaranteed by Debtor in connection with financing production of the Picture, including without limitation, the provision of up to Two Million Four Hundred Eighty-Seven Thousand Four Hundred Twenty-Four Dollars ($2,487,424), all to the extent provided in the Production Agreement, (c) receive, retain and own all Gross Receipts or other sums derived from or in connection

                             Page C-3


with the exploitation of the Picture or the Work, subject to the terms and conditions of the Production Agreement and any other production-related agreement, e. g. the director's agreement, (d) exercise the Secured Party's right of access to and use of all Physical Properties (as herein defined), and (e) enjoy the full exercise and quiet enjoyment of all rights in connection with the Picture provided for in the Distribution Agreement.

               (c) COLLATERAL. The term "Collateral", as used herein shall mean all of Debtor's right, title and interest of every kind and nature whether now owned or in existence or hereafter made, acquired or created and all product and proceeds thereof under the Production Agreement and the security agreement executed in connection therewith including all rights in the Work, the Picture and in all collateral with respect to the foregoing except those distribution rights in the Picture assigned to Big Bear pursuant to the Foreign Distribution Agreement and subject to the rights of LHO as set forth in the InterCreditor Agreement attached hereto as Exhibit B in and to the following items:

                    (i) All proceeds and product of the rights granted to Debtor under the Production Agreement, including without limitation, all accounts, contract rights, chattel paper, documents, general intangibles and instruments (as defined under the Uniform Commercial Code of the States of California and New York) and all money and claims for money (whether or not such claims to money have been earned by performance) derived from or arising out of such rights;

                   (ii) All of Debtor's rights to receive any sums of money under or in connection with the Production Agreement;

                  (iii) All physical properties of every kind or nature of or relating to the distribution of the Picture and all versions thereof, including, without limitation, exposed film, developed film, positives, negatives, prints, answer prints, special effects, preprint materials (including interpositives, negatives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints or other copies or additional preprint elements, whether now known or hereafter devised) soundtracks, recordings, audio and video tapes and discs of all types and gauges, cutouts, trims and any and all other physical properties of every kind and nature relating to the Picture in whatever state of completion, and all

                             Page C-4


     duplicates, drafts, versions, variations and copies of each thereof (all of the foregoing herein collectively referred to as the "Physical Property");

                   (iv) All insurance and insurance policies heretofore or hereafter obtained in connection with the Work, the Picture or the insurable properties thereof and/or any person or persons engaged in the development, distribution, delivery or exploitation of the Picture, the Work and the proceeds of all of the foregoing;

                    (v) All rights to release, sell, distribute, lease, market, license, exhibit, broadcast, reproduce, or otherwise exploit the Picture, the Work and any and all rights therein, without limitation, to the extent of Orion's right and interest in any manner and in any media as provided in the Production Agreement and the Foreign Distribution Agreement;

                   (vi) All rights, title and interest in and to the agreements referred to in the preamble, and all other agreements licensing, granting or selling rights to distribute, broadcast, exhibit or otherwise exploit the Work, the Picture or rights therein, and the proceeds of all of said agreements;

                  (vii) All rent, revenue, income, compensation, products, increases, proceeds and profits or other property obtained or to be obtained from the production, distribution, marketing, licensing, exhibition, reproduction, publication, or other, exploitation or uses of the Work or the Picture (or any rights therein or part thereof), in any and all media, as provided in the Production Agreement and any license or distribution agreement, including without limitation, the properties thereof and of any collateral, allied, ancillary and subsidiary rights therein and thereto, and amounts recovered as damages by reason of unfair competition, breach of any contract or infringement of any rights, or derived therefrom in any manner whatsoever;

                 (viii) Any and all documents, receipts or books and records, including, without limitation, documents or receipts of any kind or nature issued by any pledgeholder, warehouseman or bailee with respect to the Work, the Picture or any element thereof;

                   (ix) All proceeds, products, additions and accessions (including insurance proceeds) of the

                             Page C-5


     Work or the Picture, as defined and referred to in subparagraphs (i) through (viii) above;

                    (x) The following personal property, whether now owned or hereafter acquired, and the proceeds thereof: (a) all of Orion's rights, title and interest, in and to the Picture and the exclusive use thereof including (without limitation) any and all rights protected pursuant to trademark, service mark, unfair competition and/or other laws, rules or principles of law or equity and (b) all inventions, processes, formulae, licenses, patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, logos, indicia, corporate and company names, business source or business identifiers and renewals and extensions thereof, domestic and foreign, relating to the Picture, whether now owned or hereafter acquired, and the accompanying goodwill and other like business property rights, and the right (but not the obligation) to register claim under trademark or patent and to renew and extend such trademarks or patents and the right (but not the obligation) to sue in name(s) of MetProductions or Orion (or both) for past, present or future infringement of trademark or patent;

                   (xi) All cash and cash equivalents of Orion derived from or relating to the Picture and all drafts, checks, certificates of deposit, notes, bills of exchange and other writings relating to the Picture which evidence a right to the payment of money, are not themselves security agreements or leases and are of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment whether owned or hereafter acquired;

                  (xii) All of Orion's rights of any kind and nature in and to the literary and/or dramatic material upon which , in whole or in part, the Picture is based, or which has been used or included in the Picture, including, without limitation, all scripts, scenarios, screenplays, bibles, stories, treatments, novels, outlines, books, titles, concepts, manuscripts or other properties or materials of any kind or nature, in whatever state of completion and all drafts, versions and variations thereof (all of the foregoing herein collectively referred to as the "Literary Property");

                 (xiii) All rights, if any, to perform, copy, record, re-record, produce, reproduce and/or synchronize any or all music and musical composition

                             Page C-6


     created for, used in or to be used in connection with the Picture and all other rights of any kind and nature in and to any and all of said music and musical compositions created for or used in connection with the Picture, including, without limitation, all copyrights therein as well as all other rights, if any, to exploit such music including record, soundtrack recording, and music publishing rights; and

                  (xiv) All of Orion's rights, if any, in and to (a) all collateral, allied, ancillary and subsidiary right of any kind and nature, without limitation, derived from, appurtenant to or related to the Work, the Picture or the Literary Property and (b) all rights to use, exploit any and all rights of any kind and nature arising out of or connected with or inspired by the Work, the Picture or the Literary Property, including, without limitation, all merchandising rights arising out of or connected with or inspired by the Work, the Picture or the Literary Property, the title or titles of the Work or the Picture, the characters appearing in the Picture or said Literary Property and/or the names or characteristics of said characters, and including further, without limitation, any and all commercial exploitation in connection with or related to the Picture and/or the Literary Property.

          To the extent that any materials and/or rights in and to the Work, the Picture or any other Collateral are not yet in existence or are not yet acquired, such materials and rights are (to the extent applicable) hereby assigned and conveyed to MetProductions by way of present assignment of future copyright.

               (d) RIGHTS OF SECURED PARTY. With respect to the security interests hereby granted to Secured Party and granted to the Secured Party pursuant to the Copyright Mortgages and Assignments, Secured Party and any of its successors or assignees shall at all times be entitled to exercise in respect of the Collateral all of the rights, remedies, powers and privileges available to a secured party under all applicable laws, including without limitation, the United States Copyright Act, the Uniform Commercial Code of the States of California and New York in effect at the time which shall be applicable for the purpose of establishing the relative rights of Secured Party and of Debtor, and to those procedures to be followed thereunder in the event this subparagraph l(d) shall become operative, including the right to sell the Collateral or any portion thereof, and, in addition thereto, to the rights and remedies provided for

                             Page C-7


herein and under the Loan Agreement and to such other rights and remedies as may be provided by law or in equity.

               (e) EXERCISE OF RIGHTS. Secured Party shall not exercise any of its rights hereunder in any manner that would interfere with the production, completion, delivery or exploitation of the Picture (so long as the exploitation of the Picture does not violate the Secured Party's rights). Subject to the immediately preceding sentence, Secured Party or any of its successors or assignees shall be entitled to exercise any or all of the rights granted hereunder with respect to the Collateral in the event Debtor (or any person or entity acting on Debtor's behalf or in its place and stead) (i) rejects or attempts to reject or wrongfully terminates or wrongfully disaffirm the Production Agreement, the Loan Agreement or this Security Agreement or (ii) breaches or defaults, in any respect that would substantially prevent, hinder, impair, infringe or delay Secured Party's enjoyment of the Secured Party's Rights, in the payment or performance of any of the Secured Obligations and Rights and fails to remedy such breach or default within 30 days after receipt of written notice thereof from Secured Party if such breach or default is capable of being cured within such time period. If the Debtor shall breach any of its material obligations under the Loan Agreement, the Distribution Agreement or this Security Agreement, the Secured Party, after giving notice of its intention to do so, may take any reasonable action which it may deem necessary for the maintenance, preservation, and protection of any of the Collateral or its security interest therein.

               (f) FURTHER DOCUMENTS. Debtor hereby agrees to execute and deliver to Secured Party all such financing statements or similar documentation for all jurisdictions designated by Secured Party (collectively,the "Financing Statements"), one or more Copyright Mortgages and Assignments in form and substance reasonably satisfactory to Secured Party, and such other documents, agreements or instruments as Secured Party shall reasonably request and are reasonably required to better perfect, protect, evidence, renew and/or continue the security interest in the Collateral granted hereunder and/or to effectuate the purposes and intents of this Security Agreement (collectively, the "Security Documents"), to file, register and/or record the same under (i) the Uniform Commercial Code, and all other similar applicable laws of the States of California and New York and under the laws of any other jurisdiction where such filing, registration and/or recordation may reasonably be required by Secured Party, and (ii) the United States Copyright Act. If after the occurrence and during the continuance of any of the events specified in the second sentence of subparagraph 1(e)

                             Page C-8


hereof Debtor fails to execute and deliver to Secured Party any of the Financing Statements, the Copyright Mortgages and Assignments, or any other Security Documents on request of Secured Party, Debtor hereby appoints Secured Party its irrevocable attorney-in-fact to sign any such document for Debtor, and agrees that such appointment constitutes a power coupled with an interest and is irrevocable throughout the Term of the Distribution Agreement, the Loan Agreement and this Security Agreement; provided, however, that Secured Party shall be liable to Debtor and Debtor's successors, licensees and assigns for any damages resulting from inaccuracy or failure to conform to this Security Agreement in any Financing Statement, Copyright Mortgage and Assignment or other Security Document so signed by Secured Party as Debtor's attorney-in-fact. Debtor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Debtor where permitted by law. A carbon, photographic or other reproduction of this Security Agreement or any part thereof shall be sufficient as a financing statement where permitted by law.

               (g) TERM OF SECURITY INTEREST. The security interest created hereunder and under the Copyright Mortgages and Assignments shall commence as of the date of this Security Agreement and shall terminate upon the expiration of the Term of Secured Party's rights under the Loan Agreement, at which time Secured Party, on Debtor's request and without further consideration, shall execute and deliver to Debtor termination statements releasing and terminating the Financing Statements, the Copyright Mortgages and Assignments, and the other Security Documents, all without recourse upon or warranty by Secured Party and with filing thereof at the sole cost and expense of Debtor.

               (h) PRIORITY OF SECURITY INTEREST. The security interest by Secured Party in and to the Collateral shall be a first priority security interest.

               (i)  CONTINUING SECURITY INTEREST.  This Security
Agreement shall create a continuing security interest in the Collateral and shall (a) be binding upon the Debtor, its successors and assigns and
(b) inure to the benefit of the Secured Party and its successors, transferees and assigns.

                             Page C-9


          2. DEBTOR'S WARRANTIES AND REPRESENTATIONS AND AGREEMENTS. Debtor confirms, warrants and represents to Secured Party as follows, which such confirmations, representations and warranties shall be deemed to be continuing until the termination of the Secured Party's security interest hereunder: (a) Debtor has the right to enter into this Security Agreement and execute and deliver to Secured Party the Financing Statements, the Copyright Mortgage and Assignment, and the other Security Documents, and (b) Debtor has not and will not grant or permit to exist on all or any portion of the Collateral any lien, security interest or encumbrance (other than the security interest granted by Debtor to Secured Party hereunder), which does or may in any way conflict or interfere with or have priority over the security interest herein granted by Debtor to Secured Party; provided, however, that in no event may Debtor grant or permit to exist on all or any portion of the Collateral any lien, encumbrance or security interest senior to Secured Party (it being understood expressly that Debtor may permit a lien on the Collateral so long as such lien is subordinate to Secured Party's first priority lien), and (c) no agreements, understandings or other arrangements have been or will be made or entered into by Debtor which do or may in any way conflict or interfere with the full, complete and unfettered exercise by Secured Party of the Secured Party's Rights or any other rights granted by Debtor to Secured Party in this Security Agreement or any of the other Security Documents or in the Loan Agreement. Debtor will not sell, offer to sell, hypothecate or otherwise dispose of any Collateral (including proceeds) subject hereto, or any part thereof or interest therein, except subject to the security interest granted to Secured Party hereunder.

          3. EVENTS OF DEFAULT. The occurrence of any one or more of the following events shall constitute a "Default" hereunder.

               (a) failure of Debtor to perform its obligations under the Loan Agreement;

               (b)  any material default by Debtor under the Loan
Agreement or the Production Agreement;

               (c) any person shall levy on, seize, or attach the Collateral;

               (d) any person, including without limitation, Debtor interferes with Secured Party's quiet enjoyment of Secured Party's rights as a secured party hereunder;

               (e)  bankruptcy of the Debtor.

                             Page C-10


          4. GOVERNING LAW. This Security Agreement and the other Security Documents shall be governed by the laws of the State of New York applicable to agreements wholly executed and performed therein, and without giving effect to the principles of conflict or choice of laws thereof.

          5. ANY LEGAL ACTION. All of the parties hereto (a) agree that any legal suit, action or proceeding arising out of or relating to this Security Agreement may be instituted in a State or Federal court in the City of New York, State of New York, (b) waive any objection which they may have now or hereafter to the County of New York as the venue of any such suit, action or proceeding, and (c) irrevocably submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, or any court of the State of New York located in the City of New York in any such suit, action or proceeding and any summons, order to show cause, writ, judgment, decree, or other process with respect to any such suit, action or proceeding may be delivered to Debtor personally outside the State of New York, and when so delivered, Debtor shall be subject to the jurisdiction of such court, and amenable to the process so delivered as though the same had been served within the State of New York, but outside the county in which such suit, action or proceeding is pending.

          6. NOTICES. All notices or other documents which any party shall be required or shall desire to give to the other hereunder shall be given in the manner provided for in the Loan Agreement.

          7. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by the Debtor herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                             Page C-11




          By signing in the spaces provided below, the parties hereto have agreed to all of the terms and conditions of this Security
Agreement.


                         DEBTOR:

                         ORION PICTURES CORPORATION


                         BY:__________________________________
                             Leonard White, President


                         SECURED PARTY:

                         MetProductions, Inc.


                         By:__________________________________
                             Arnold L. Wadler,
                             Senior Vice President

STATE OF CALIFORNIA   )
                      ).SS:
COUNTY OF LOS ANGELES )



          On June __ , 1995, before me, ________________, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


          WITNESS my hand and official seal.

          Signature _____________________________ (Seal)